Exhibit 99.906CERT

Form N-CSRS Item 19(b) Exhibit

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certify in their capacity as Principal Financial Officer and Principal Executive Officer, respectively, of Morgan Stanley China A Share Fund, Inc. that:

(a)	The Semi-Annual Report of the Morgan Stanley China A Share Fund, Inc. on Form N-CSRS for the period ended June 30, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)	The information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Morgan Stanley China A Share Fund, Inc. for such period.

A signed original of this written statement required by section 906 has been provided to the Morgan Stanley China A Share Fund, Inc. and will be retained by the Morgan Stanley China A Share Fund, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Morgan Stanley China A Share Fund, Inc.

Date: August 20, 2024

/s/ Francis J. Smith
Francis J. Smith
Principal Financial Officer

Date: August 20, 2024

/s/ John H. Gernon
John H. Gernon
Principal Executive Officer